UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 9, 2009
Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) At its December 9, 2009 meeting, the Personnel and Compensation Committee of the Board of Directors (the “Committee”) increased the base compensation for all named executive officers by 3% beginning January 1, 2010 and adopted the Performance Equity Payment Program (“PEP”) for calendar years 2010, 2011 and 2012 (the “Award Period”). Under the PEP, at the first day of each year during the Award Period, the named executive officers are granted restricted stock or a combination of restricted stock and cash in annual amounts equal to their then base salary (two times base salary in the case of Mr. Hassey) which will be payable at the end of each year during the Award Period if predetermined levels of earnings are attained for the respective year. If a participant in the PEP ceases to be an employee of the Company for any reason other than retirement (as defined in the 2007 Incentive Plan), any then unearned PEP awards are forfeited.
Restricted stock under the PEP is granted in accordance with the 2007 Incentive Plan, a copy of which was previously filed with the SEC as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED
By:	/s/ Jon D. Walton
Jon D. Walton
Executive Vice President, Human Resources, Chief Legal and Compliance Officer

Dated: December 15, 2009